INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Sun Capital Advisers Trust (File Nos. 333-59093 and 811-08879) of our report dated February 8, 2002 appearing in the annual report to the shareholders for the year ended December 31, 2001, of Sun Capital Money Market Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Real Estate Fund, SC Davis Financial Fund, SC Davis Venture Value Fund, SC INVESCO Energy Fund, SC INVESCO Health Sciences Fund, SC INVESCO Technology Fund, SC INVESCO Telecommunications Fund, SC Neuberger Berman Mid Cap Growth Fund, SC Neuberger Berman Mid Cap Value Fund, SC Value Equity Fund, SC Value Managed Fund, SC Value Mid Cap Fund, SC Value Small Cap Fund, SC Blue Chip Mid Cap Fund, SC Investors Foundation Fund, and SC Select Equity Fund, and to the references to us under the headings "Financial Highlights" and "Additional Information" in the Prospectus and "Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information, all of which are part of this Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 28, 2002